United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2022

Viveon Health Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39827	85-2788202
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Gibson, Deal & Fletcher, PC

Spalding Exchange

3953 Holcomb Bridge Rd., Suite200

Norcross, GA 30092

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (404) 861-5393

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units	VHAQU	NYSE American, LLC

Common Stock	VHAQ	NYSE American, LLC

Warrants	VHAQW	NYSE American, LLC

Rights	VHAQR	NYSE American, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Viveon Health Acquisition Corp., a Delaware corporation (the “Company”) held its 2022 Annual Meeting of Shareholders (“Annual Meeting”) at 10:30 a.m. Eastern Time on March 18, 2022 for the purpose of approving: (i) the Extension Proposal; (ii) the Director Election Proposal; (iii) the Auditor Ratification Proposal; and (iv) the Adjournment Proposal, if needed. For more information on these proposals, which are described below, please refer to the Company’s proxy statement dated February 7, 2022, as supplemented on February 11, 2022. As of the record date of January 28, 2022, there was a total of 25,156, 250 shares of common stock issued and outstanding and entitled to vote at the Annual Meeting. Proxies were received for 21,494,327 shares of common stock, or approximately 85.443% of the shares issued and outstanding and entitled to vote at the Annual Meeting; therefore a quorum was present.

Extension Proposal — a proposal to approve an amendment to the Company’s amended and certificate of incorporation (the “charter”) to (i) extend the date by which the Company has to consummate a business combination for three months, from March 28, 2022 (the “Original Termination Date”) to June 28, 2022 (the “Extended Date”), and (ii) allow the Company, without another stockholder vote, to elect to extend the date to consummate a business combination on a monthly basis for up to six times by an additional one month each time after the Extended Date, upon five days’ advance notice prior to the applicable deadline, for a total of up to nine months after the Original Termination Date, unless the closing of the proposed Business Combination with Suneva Medical, Inc. or any potential alternative initial business combination shall have occurred (the “Additional Extension Date”).

Shareholders voted to approve the Extension Proposal. The proposal received the following final voting results:

For	Against	Abstain
17,690,077	2,528,683	250

Director Election Proposal — a proposal to re-elect five current directors to the Company’s Board of Directors.

The five director nominees proposed by the Company’s Board of Directors were each elected to serve as a director until their successors are duly elected and qualified or until their earlier resignation or removal. The final voting results for each nominee were as follows:

Nominee	For	Withheld	Broker Non-Votes

Jagi Gill	17,290,920	2,928,090	1,275,317
Rom Papadopoulos	17,016,340	3,202,670	1,275,317
Demetrios (Jim) G. Logothetis	17,510,869	2,708,141	1,275,317
Brian Cole	17,016,466	3,202,544	1,275,317
Doug Craft	17,511,746	2,707,264	1,275,317

Auditor Ratification Proposal — a proposal to ratify the appointment of Marcum LLP as the Company’s independent registered certified public accountants for fiscal year 2020.

Shareholders voted to ratify the appointment of Marcum LLP as the Company’s independent registered certified public accountants for the fiscal year ending December 31, 2020. The proposal received the following final voting results:

For	Against	Abstain
18,851,542	2,527,055	115,730

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVEON HEALTH ACQUISITION CORP.

Date: March 18, 2022	By:	/s/ Jagi Gill
Name: Jagi Gill Title: Chief Executive Officer